Exhibit 10.23

AMENDMENT TO LOAN DOCUMENTS

THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment” or the “March 2011 Amendment”) is entered into as of March 14, 2011 (the “March 2011 Amendment Date”) by and between, on the one hand, SILICON VALLEY BANK, a California corporation (“Bank”), and, on the other hand, ZTI Merger Subsidiary III, Inc., a Delaware corporation formerly known as Zhone Technologies, Inc. (“ZMS-III”, and also a “Borrower”), and Zhone Technologies, Inc., a Delaware corporation formerly known as Tellium, Inc. (“Zhone”, and also a “Borrower”) (individually and collectively, and jointly and severally, “Borrower”). Borrower’s chief executive office is located at 7195 Oakport Street, Oakland, CA 94621.

RECITALS

A. Bank and Borrower are parties to that certain Second Amended and Restated Loan and Security Agreement with an Effective Date of March 16, 2009 (as amended, modified, supplemented or restated, the “Non-Exim Loan Agreement”) in effect between Bank and Borrower, and that certain Loan and Security Agreement (EXIM FACILITY) with an Effective Date of March 16, 2009 (as amended, modified, supplemented or restated, the “Exim Loan Agreement”) in effect between Bank and Borrower. As used herein, the term “Loan Agreement” means, individually and collectively, the Non-Exim Loan Agreement and the Exim Loan Agreement. Each of the terms “March 2011 Amendment” and “March 2011 Amendment Date,” as respectively defined above, hereby is incorporated into the Loan Agreement.

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to: (i) modify the Interest Rate under each Loan Agreement as set forth in Sections 2.1 and 2.2 below, (ii) modify the Letter of Credit Fee under each Loan Agreement as set forth in Sections 2.3 and 2.4 below, (iii) modify the Unused Combined Revolving Line Facility Fee under each Loan Agreement as set forth in Sections 2.5 and 2.6 below, (iv) modify the Combined Collateral Monitoring Fee under each Loan Agreement as set forth in Sections 2.7 and 2.8 below, (v) modify the EBITDA financial covenant under each of the Loan Agreements as set forth in Section 2.9 and 2.10 below, (vi) modify certain provisions to Section 7.7 of the Loan Agreement with respect to the Campus Real Estate Loan (as defined therein) as set forth in Section 2.11 and 2.12 below, (vii) modify the Prime Rate under each Loan Agreement as set forth in Section 2.13 and 2.14 below and (viii) modify the Revolving Line Maturity Date under each Loan Agreement as set forth in Sections 2.15 and 2.16 below; as more fully set forth herein.

D. Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Documents.

2.1 Modified Interest Rate in Non-Exim Loan Agreement. Section 2.3(a) of the Non-Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at the applicable per annum rate set forth below, which interest shall be payable monthly.

Fiscal Quarterly EBITDA	Applicable Rate
EBITDA > $1,000,000	Prime Rate plus 0.00% (“Level 1”)
$0<EBITDA<$1,000,000	Prime Rate plus 0.50% (“Level 2”)
EBITDA<$0.00	Prime Rate plus 1.00% (“Level 3”)

The initial interest rate in effect on the March 2011 Amendment Date shall be Level 3.

Changes in the interest rate based on the Borrower’s EBITDA as provided above shall go into effect as of the first day of the month following the fiscal quarter in which Borrower’s financial statements are received, reviewed and approved by Bank (provided that if the Borrower’s financial statements are received, reviewed and approved by Bank within five Business Days after the start of a month, the interest rate shall be adjusted as of the first day of such month). If, based on the EBITDA as shown in Borrower’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month closest to the date on which the financial statements are due, even if the delivery of the financial statements is delayed.

Thus, for example:

(A) if Borrower’s EBITDA for the fiscal quarter ending June 30, 2011 is $100 and Borrower’s financial statements as of June 30, 2011 are received, reviewed and approved by Bank on July 31, 2011, then the interest rate in effect on August 1, 2011 will be a rate equal to the Prime Rate plus 0.50%.

(B) if Borrower’s EBITDA for the fiscal quarter ending June 30, 2011 is $100 and Borrower’s financial statements as of June 30, 2011 are received, reviewed and approved by Bank on August 5, 2011, then the interest rate shall still be adjusted to a rate equal to the Prime Rate plus 0.50% effective on August 1, 2011.

2.2 Modified Interest Rate in Exim Loan Agreement. Section 2.3(a) of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at the applicable per annum rate set forth below, which interest shall be payable monthly.

Fiscal Quarterly EBITDA	Applicable Rate
EBITDA > $1,000,000	Prime Rate plus 0.00% (“Level 1”)
$0<EBITDA<$1,000,000	Prime Rate plus 0.50% (“Level 2”)
EBITDA<$0.00	Prime Rate plus 1.00% (“Level 3”)

The initial interest rate in effect on the March 2011 Amendment Date shall be Level 3.

Changes in the interest rate based on the Borrower’s EBITDA as provided above shall go into effect as of the first day of the month following the fiscal quarter in which Borrower’s financial statements are received, reviewed and approved by Bank (provided that if the Borrower’s financial statements are received, reviewed and approved by Bank within five Business Days after the start of a month, the interest rate shall be adjusted as of the first day of such month). If, based on the EBITDA as shown in Borrower’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month closest to the date on which the financial statements are due, even if the delivery of the financial statements is delayed.

Thus, for example:

(A) if Borrower’s EBITDA for the fiscal quarter ending June 30, 2011 is $100 and Borrower’s financial statements as of June 30, 2011 are received, reviewed and approved by Bank on July 31, 2011, then the interest rate in effect on August 1, 2011 will be a rate equal to the Prime Rate plus 0.50%.

(B) if Borrower’s EBITDA for the fiscal quarter ending June 30, 2011 is $100 and Borrower’s financial statements as of June 30, 2011 are received, reviewed and approved by Bank on August 5, 2011, then the interest rate shall still be adjusted to a rate equal to the Prime Rate plus 0.50% effective on August 1, 2011.

2.3 Modified Letter of Credit Fee in Non-Exim Loan Agreement. Section 2.4(b) of the Non-Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of 1.25% per annum of the face amount of each Letter of Credit issued, upon the issuance, each anniversary of the issuance, and the renewal, of any such Letter of Credit by Bank.

2.4 Modified Letter of Credit Fee in Exim Loan Agreement. Section 2.4(b) of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Letter of Credit Fee. Bank’s customary fees and expenses for the issuance or renewal of Letters of Credit, including, without limitation, a Letter of Credit Fee of

1.25% per annum of the face amount of each Letter of Credit issued, upon the issuance, each anniversary of the issuance, and the renewal, of any such Letter of Credit by Bank.

2.5 Modified Unused Combined Revolving Line Facility Fee in Non-Exim Loan Agreement. Section 2.4(d) of the Non-Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(d) Unused Combined Revolving Line Facility Fee. A fee (the “Unused Combined Revolving Line Facility Fee”), payable monthly, in arrears, in an amount equal to the percentages set forth below per annum of the average unused portion of the Combined Revolving Line, as determined by Bank. The unused portion of the Combined Revolving Line, for the purposes of this calculation, shall: (i) not include amounts reserved under Section 2.1.2 of this Agreement in respect of outstanding Letters of Credit issued pursuant to this Agreement and under Section 2.1.2 of the Exim Loan Agreement in respect of outstanding “Letters of Credit” issued pursuant to the Exim Loan Agreement; but shall include (y) amounts reserved under Section 2.1.3 of this Agreement in respect of FX Forward Contracts entered into pursuant to this Agreement and under Section 2.1.3 of the Exim Loan Agreement in respect of “FX Forward Contracts” entered into pursuant to the Exim Loan Agreement, and (z) amounts reserved under Section 2.1.4 of this Agreement in respect of Cash Management Services used pursuant to this Agreement and under Section 2.1.4 of the Exim Loan Agreement in respect of “Cash Management Services” used pursuant to the Exim Loan Agreement. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Combined Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder or under the Exim Loan Agreement.

Fiscal Quarterly EBITDA	Applicable Percentage
EBITDA > $1,000,000	0.25%
$0<EBITDA<$1,000,000	0.375%
EBITDA<$0.00	0.50%

2.6 Modified Unused Combined Revolving Line Facility Fee in Exim Loan Agreement. Section 2.4(d) of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

Unused Combined Revolving Line Facility Fee. The “Unused Combined Revolving Line Facility Fee” set forth in Section 2.4(d) of the Non-Exim Loan Agreement. Borrower shall not be entitled to any credit, rebate or repayment of any Unused Combined Revolving Line Facility Fee previously earned by Bank pursuant to this Section notwithstanding any termination of the Agreement, or suspension or termination of Bank’s obligation to make loans and advances hereunder or under the Non-Exim Loan Agreement.

2.7 Modified Combined Collateral Monitoring Fee in Non-Exim Loan Agreement. Section 2.4(e) of the Non- Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e) Combined Collateral Monitoring Fee. [Omitted].

2.8 Modified Combined Collateral Monitoring Fee in Exim Loan Agreement. Section 2.4(e) of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(e) Combined Collateral Monitoring Fee. [Omitted].

2.9 Modification of EBITDA Financial Covenant in the Non-Exim Loan Agreement. Section 6.9(b) of the Non-Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Required EBITDA for any Fiscal Quarter. For each fiscal quarter of Borrower ending on or after March 31, 2011, Borrower shall achieve EBITDA of not less than the required amount set forth below [note: amounts shown below within pointed brackets ( < $ > ) are negative amounts]:

Fiscal quarter ending on:	Minimum EBITDA Amount
March 31, 2011	<$2,500,000.00>
June 30, 2011	<$2,000,000.00>
September 30, 2011	<$1,500,000.00>
December 31, 2011	<$1,000,000.00>

2.10 Modification of EBITDA Financial Covenant in the Exim Loan Agreement. Section 6.9(b) of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Required EBITDA for any Fiscal Quarter. For each fiscal quarter of Borrower ending on or after March 31, 2011, Borrower shall achieve EBITDA of not less than the required amount set forth below [note: amounts shown below within pointed brackets ( < $ > ) are negative amounts]:

Fiscal quarter ending on:	Minimum EBITDA Amount
March 31, 2011	<$2,500,000.00>
June 30, 2011	<$2,000,000.00>
September 30, 2011	<$1,500,000.00>
December 31, 2011	<$1,000,000.00>

2.11 Modification of Section 7.7 of the Non-Exim Loan Agreement with respect to the Campus Real Estate Loan. The portion of Section 7.7 of the Non-Exim Loan Agreement that currently reads as follows:

With respect to the real estate loan of Campus secured by the real property used by Borrower (the “Campus Real Estate Loan”), Borrower may make Investments in Campus solely for the purpose of funding, when due, regularly scheduled principal and interest payments in respect of the Campus Real Estate Loan, provided that (i) no Event of

Default has occurred and is continuing or would result therefrom, and (ii) after giving pro forma effect to such Investment, Borrower would be in compliance with the financial covenant(s) in Section 6.9. Borrower hereby represents and warrants that the current maturity date of the Campus Real Estate Loan is April 1, 2011, and Borrower hereby covenants and agrees that, no later than January 5, 2011, Borrower shall restructure the Campus Real Estate Loan on terms and conditions (including with respect to an extended maturity date) satisfactory to Bank in Bank’s good faith business judgment and shall deliver to Bank evidence (satisfactory to Bank in Bank’s good faith business judgment) that the Campus Real Estate Loan as so restructured is and shall be in full force and effect.

is hereby deleted.

2.12 Modification of Section 7.7 of the Exim Loan Agreement with respect to the Campus Real Estate Loan. The portion of Section 7.7 of the Exim Loan Agreement that currently reads as follows:

With respect to the real estate loan of Campus secured by the real property used by Borrower (the “Campus Real Estate Loan”), Borrower may make Investments in Campus solely for the purpose of funding, when due, regularly scheduled principal and interest payments in respect of the Campus Real Estate Loan, provided that (i) no Event of Default has occurred and is continuing or would result therefrom, and (ii) after giving pro forma effect to such Investment, Borrower would be in compliance with the financial covenant(s) in Section 6.9. Borrower hereby represents and warrants that the current maturity date of the Campus Real Estate Loan is April 1, 2011, and Borrower hereby covenants and agrees that, no later than January 5, 2011, Borrower shall restructure the Campus Real Estate Loan on terms and conditions (including with respect to an extended maturity date) satisfactory to Bank in Bank’s good faith business judgment and shall deliver to Bank evidence (satisfactory to Bank in Bank’s good faith business judgment) that the Campus Real Estate Loan as so restructured is and shall be in full force and effect.

is hereby deleted.

2.13 Modified Definition of Prime Rate in Non-Exim Loan Agreement. The definition of “Prime Rate” set forth in Section 13.1 of the Non-Exim Loan Agreement is hereby amended and restated to read as follows:

“Prime Rate” is, on any date, the highest of the prime rates most recently published in the Wall Street Journal as the base rate on corporate loans at large U.S. banks.

2.14 Modified Definition of Prime Rate in Exim Loan Agreement. The definition of “Prime Rate” set forth in Section 13.1 of the Exim Loan Agreement is hereby amended and restated to read as follows:

“Prime Rate” is, on any date, the highest of the prime rates most recently published in the Wall Street Journal as the base rate on corporate loans at large U.S. banks.

2.15 Modification of Revolving Line Maturity Date in the Non-Exim Loan Agreement. The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Non-Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is March 13, 2012.

2.16 Modification of Revolving Line Maturity Date in the Exim Loan Agreement. The definition of “Revolving Line Maturity Date” set forth in Section 13.1 of the Exim Loan Agreement is hereby amended and restated in its entirety to read as follows:

“Revolving Line Maturity Date” is March 13, 2012.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document, as amended.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents (as amended by this Amendment, as applicable) are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment, (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Documents, as amended by this Amendment;

4.3 The certificate of incorporation of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been otherwise amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution, delivery and performance by Borrower of this Amendment have been duly authorized, and do not (i) conflict with any of Borrower’s organizational documents, (ii) contravene, conflict with, constitute a default under or violate any material Requirement of Law, (iii) contravene, conflict or violate, in any material respect, any applicable order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which Borrower or any its Subsidiaries or any of their property or assets (other than immaterial property and immaterial assets) may be bound or affected, (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect), or (v) constitute an event of default under any material agreement by which Borrower is bound; and

4.5 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Release by Borrower and Guarantor. Each of Borrower and Guarantor (individually and collectively, “Obligor”) hereby agree as follows:

5.1 FOR GOOD AND VALUABLE CONSIDERATION, Obligor hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2 In furtherance of this release, Obligor expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR EXPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” (Emphasis added.)

5.3 By entering into this release, Obligor recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Obligor hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Obligor should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Obligor shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Obligor acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Obligor acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

5.5 Obligor hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Obligor regarding any fact relied upon by Obligor in entering into this Amendment.

(b) Obligor has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Obligor, the contents hereof are known and understood by Obligor, and this Amendment is signed freely, and without duress, by Obligor.

(e) Obligor represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Obligor shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6. Fee. In consideration for Bank entering into this Amendment, Borrower shall pay Bank a fee in the mutually agreed amount of $175,000.00, which fee shall be earned in full and payable concurrently with the execution and delivery of this Amendment. Such fee shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Bank is authorized to charge such fee to Borrower’s loan account.

7. Bank Expenses. Borrower shall pay to Bank, when due, all Bank Expenses (including reasonable attorneys’ fees and expenses), when due, incurred in connection with or pursuant to this Amendment.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness; Conditions Precedent to Initial Credit Extension on or after the March 2011 Amendment Date. This Amendment shall be deemed effective upon the due execution and delivery by each party hereto to Bank of this Amendment. Bank’s obligation to make the initial Credit Extension on or after the March 2011 Amendment Date is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following documents, duly executed and in full force and effect:

(a) the updated Exim Borrower Agreement (including the Economic Impact Certification, attached both as Annex B to the Exim Borrower Agreement and as Annex E to the Master Guaranty Agreement comprising the Exim Guaranty); it being acknowledged and agreed that such updated Exim Borrower Agreement, when executed and delivered, amends and restates (and is in identical form to) the prior Exim Borrower Agreement dated as of March 15, 2010.

10. Post-March 2011 Amendment Date Delivery Requirement. In order to induce Bank to execute and deliver this Amendment without prior or concurrent receipt of the following documents, Borrower and Guarantor hereby covenant and agree to deliver to Bank, as soon as practicable but in any event no later than 60 days following the March 2011 Amendment Date, the following documents, duly executed and in full force and effect:

(a) the completed updated Borrowing Resolutions for Borrower, and the completed updated certified resolutions and incumbency certificate of Guarantor, in each case in form and substance substantially identical to such documents executed and delivered by Borrower and Guarantor, respectively, in March 2010.

[Remainder of page intentionally left blank; signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK:	BORROWER:

Silicon Valley Bank	ZTI MERGER SUBSIDIARY III, INC., a Delaware corporation

By /s/ Mike Meier	By /s/ Kirk Misaka
Name Mike Meier	Name Kirk Misaka
Title Relationship Manager	Title Chief Financial Officer

ZHONE TECHNOLOGIES, INC., a Delaware corporation

By /s/ Kirk Misaka
Name Kirk Misaka
Title Chief Financial Officer

Signature Page

CONSENT

Each of the undersigned hereby expressly agrees to Sections 5 and 10 of the foregoing Amendment and acknowledges that its consent to the rest of the foregoing Amendment is not required, but the undersigned nevertheless does hereby agree and consent to the entire foregoing Amendment and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Guaranty, the Guarantor Security Agreement, or any other Loan Documents, executed by the undersigned, all of which are hereby ratified and affirmed.

GUARANTOR:

Paradyne Corporation	Paradyne Networks, Inc.

By /s/ Kirk Misaka	By /s/ Kirk Misaka
Name Kirk Misaka	Name Kirk Misaka
Title Chief Financial Officer	Title Chief Financial Officer

Premisys Communications, Inc.	Xybridge Technologies, Inc.

By /s/ Kirk Misaka	By /s/ Kirk Misaka
Name Kirk Misaka	Name Kirk Misaka
Title Chief Financial Officer	Title Chief Financial Officer

Zhone Technologies International, Inc.

By /s/ Kirk Misaka
Name Kirk Misaka
Title Chief Financial Officer

Signature Page